Exhibit 99.2

August 15, 2007

Dear Registered Representative:

In September 2004, Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) instituted a ”book-entry” system for its stock records.  Our records indicate that you have clients that have outstanding paper certificates of ownership. We strongly urge stockholders to return their outstanding Inland Western certificates so that they may be converted to “book-entry”.

What is book-entry and why should certificates be surrendered?  Under a book-entry system, paper stock certificates are not issued; thus, eliminating the need for safekeeping to protect against loss, theft or destruction of stock certificates.  A book entry system also eliminates the requirement of delivering a stock certificate at the time of any sale or transfer of ownership.

Will this impact a stockholder’s investment?  Returning a certificate(s) does not impact a stockholder’s investment or distributions.  A stockholder will continue to own the same number of shares.  Ownership of stock will simply be recorded and held in book-entry.

What information will be sent to stockholders? The attached letter will only be sent to stockholders with outstanding certificates for non-qualified investments. Along with the letter, stockholders will receive an Affidavit of Lost Share Certificate and a postage-paid return envelope.  A confirmation will be sent to stockholders upon receipt of their certificate(s) and conversion to book-entry.

What information will be sent to registered representatives?  In the next couple of days, you will receive a hard copy of the letter, a report detailing your Inland Western stockholders with outstanding certificates, and an Affidavit of Lost Share Certificate.

What should stockholders do if they do not have the outstanding certificate(s)?  If a stockholder is unable to locate a paper certificate(s), is not in possession of such certificate(s) or does not recall receiving such certificate(s), an Affidavit of Lost Share Certificate must be completed. More than one certificate number may be listed on the form and the notarized signature of all owners listed on the investment is required.  A fee is not required unless the certificate number starts with “IW”.

Should stockholders sign the back of the certificate(s)?  No.  Stockholders should not sign the back of the certificate(s).

Where should certificates and/or an Affidavit of Lost Share Certificate be sent?

                                 Investor Relations

                                 Inland Western Retail Real Estate Trust, Inc.

                                 2901 Butterfield Road

                                 Oak Brook, IL 60523

When should certificates be sent in?  Outstanding certificates should be surrendered as soon as possible, preferably prior to September 30, 2007.

Thank you for your prompt attention to this matter.  If you have any questions, contact Customer Relations at 800.826.8228, or contact your regional sales team:

East

888.820.3974

Midwest

800.323.6122

North

866.833.5255

West

866.624.2603

For Broker/Dealer Use Only. Dissemination to prospective investors prohibited. This is neither an offer to sell nor a solicitation of an offer to buy any security, which can be made only by the prospectus which has been filed or registered with appropriate state and federal regulatory agencies and sold only by broker/dealers authorized to do so.  The companies depicted in photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization or approval of Inland Western Real Estate Trust, Inc. by the companies. Further, none of the companies are affiliated with Inland Western Real Estate Trust, Inc. in any manner. This material has been prepared by Inland Securities Corporation, dealer manager for Inland Western Real Estate Trust, Inc. Inland Securities Corporation is a member of the National Association of Securities Dealers, Inc.
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